UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2014

CNL Healthcare Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54685	27-2876363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information appearing in Item 2.03 of this Current Report is incorporated by reference herein and made a part of this Item 1.01.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Amended and Revolving Credit Facility Increase

As previously reported on a Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 19, 2013, CNL Healthcare Properties, Inc. and certain of its subsidiaries (collectively, the “Company”) and its operating partnership, CHP Partners, LP (the “Operating Partnership”) as borrowers, KeyBank National Association (“KeyBank”) and certain lenders (the “Lenders”) entered into a credit agreement dated as of August 19, 2013 providing for a revolving credit facility in the initial aggregate maximum principal amount of $120,000,000 (as amended on October 18, 2013 and February 6, 2014, the “Credit Agreement”).

As reported on a Form 8-K filed with the SEC filed on February 27, 2014, the Company exercised a portion of the accordion feature of the revolving credit facility, thereby increasing the aggregate maximum principal amount available for borrowing from $120,000,000 to $240,000,000. As reported on a Form 8-K filed with the SEC on May 5, 2014, on April 29, 2014, the Company exercised a portion of the accordion feature of the revolving credit facility, increasing the agreement maximum principal amount available for borrowing from $240,000,000 to $275,000,000.

On December 19, 2014, the Credit Agreement was amended and restated (the “Amended Credit Agreement”) such that the Operating Partnership is now the sole borrower thereunder and the Amended Credit Agreement provides for both (i) a $230 million senior unsecured revolving credit facility (the “Revolving Credit Facility”) and (ii) a $175 million senior unsecured term loan facility (the “Term Loan Facility” and together with the Revolving Credit Facility, the “Facilities”). Pursuant to the Amended Credit Agreement, the Company has the ability to increase the collective borrowings under the Facilities to $700 million.

Under the Amended Credit Agreement, the Operating Partnership pays interests only until the maturity date of each of the Facilities based on leverage ratios at the rates set forth in the following tables:

The Revolving Credit Facility Leverage Ratio	LIBOR Margin	Alternate Base Rate Margin
< 40%	1.60%	0.60%
> 40%, but < 45%	1.75%	0.75%
> 45%, but < 50%	1.85%	0.85%
> 50%, but < 55%	2.00%	1.00%
> 55%	2.20%	1.20%

The Term Loan Facility Leverage Ratio	LIBOR Margin	Alternate Base Rate Margin
< 40%	1.55%	0.55%
> 40%, but < 45%	1.70%	0.70%
> 45%, but < 50%	1.80%	0.80%
> 50%, but < 55%	1.95%	0.95%
> 55%	2.15%	1.15%

Each of the Revolving Credit Facility and Term Loan Facility is pre-payable at any time in whole or part without fees or penalties.

The Revolving Credit Facility has a maturity date of 36 months from the effective date of the Amended Credit Agreement plus two 12-month extensions. The Term Loan Facility has a maturity date of 50 months from the effective date of the Amended Credit Agreement plus one 12-month extension. The Company is required to pay a fee of 0.15% of the outstanding principal amount under the applicable Facility for any extension.

Pursuant to the Amended Credit Agreement, the Operating Partnership is required to maintain a pool of at least 12 unencumbered pool assets (“Unencumbered Assets”) with a minimum value of $250,000,000. Additionally, the Company must maintain (i) a ratio of unsecured indebtedness to the value of Unencumbered Assets equal to or less than 60% and (ii) a ratio of the adjusted net operating income for the Unencumbered Assets to unsecured implied debt service at a level equal to or in excess of 1.5 to 1.0.

The Unencumbered Assets are subject to certain covenants, including limitations on geographical concentration, tenant concentration, value of any single Unencumbered Asset with one exception, and aggregate weighted average lease term.

Under the Amended Credit Agreement, the Company must meet certain financial covenants on a consolidated basis, including covenants related to maximum leverage ratio of 60%; minimum fixed charge coverage ratio of 1.5 to 1.0; minimum consolidated tangible net worth, maximum secured indebtedness, maximum secured recourse indebtedness and other investment and guaranty restrictions. Additionally, the Company’s cash distributions are not permitted to exceed 95% of funds from operations (FFO) as defined in the Amended Credit Agreement.

Pursuant to the Amended Credit Agreement, the Operating Partnership is required to pay participating Lenders an upfront fee of 0.15% of the outstanding principal amount of existing commitments and 0.35% of the outstanding principal amount of new commitments under the Facilities. In addition, the Company is required to pay an unused fee of 0.25% of the outstanding principal amount under the Revolving Credit Facility if usage is less than 50% and 0.15% if usage under such Facility is greater than 50%.

Upon the execution of the Amended Credit Agreement, the Company paid fees to KeyBank and the other participating Lenders totaling approximately $1.76 million.

In connection with the Amended Credit Agreement, on December 19, 2014, the Company and certain other subsidiaries entered into a Guaranty Agreement with the Lenders pursuant to which each guaranteed the payments to the Lenders due under the Amended Credit Agreement and the related notes.

Effective December 19, 2014, the Company also entered into an interest rate protection agreement to swap the LIBOR interest rate on the Term Loan Facility to 1.5625% for the 50 month initial term. As a result, the all in rate on the Term Loan Facility will be equal to 1.5625% plus the LIBOR Margin referenced in the table above.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amended and Restated Revolving Credit Agreement among CHP Partners, LP as Borrower, KeyBank National Association as Administrative Agent and certain other Lenders dated December 19, 2014.

10.2	Revolving Promissory Note made by CHP Partners, LP in the principal amount of $45,592,593 in favor of KeyBank National Association, dated December 19, 2014.

10.3	Term Note made by CHP Partners, LP in the principal amount of $32,407.407 in favor of KeyBank National Association, dated December 19, 2014.

10.4	Guaranty Agreement among the Guarantors and the Lenders referred to in the Credit Agreement, dated December 19, 2014.

10.5	Schedule of Omitted Documents.

Cautionary Note Regarding Forward-Looking Statements

Certain statements herein that are not statements of historical or current fact may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbor created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimated per share net asset value of the Company’s common stock, and/or other matters. The Company’s forward-looking statements are not guarantees of future performance. While the Company’s management believes its forward-looking statements are reasonable, such statements are inherently susceptible to uncertainty and changes in circumstances. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. The Company’s forward-looking statements are based on management’s current expectations and a variety of risks, uncertainties and other factors, many of which are beyond the Company’s inability to control or accurately predict. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Given these uncertainties, the Company cautions you not to place undue reliance on such statements.

Important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements include, but are not limited to, government regulation, economic, strategic, political and social conditions, and the following: risks associated with the Company’s investment strategy; a worsening economic environment in the U.S. or globally, including financial market fluctuations; risks associated with real estate markets, including declining real estate values; the availability of proceeds from the Company’s offering of its shares; risks of doing business internationally, including currency risks; the Company’s failure to obtain, renew or extend necessary financing or to access the debt or equity markets; the use of debt to finance the Company’s business activities, including refinancing and interest rate risk and the Company’s failure to comply with debt covenants; the Company’s inability to identify and close on suitable investments; failure to successfully manage growth or integrate acquired properties and operations; the Company’s inability to make necessary improvements to properties on a timely or cost-efficient basis; risks related to property expansions and renovations; risks related to development projects or acquired property value-add conversions, if applicable, including construction delays, cost overruns, the Company’s inability to obtain necessary permits, and/or public opposition to these activities; competition for properties and/or tenants; defaults on or non-renewal of leases by tenants; failure to lease properties on favorable terms or at all; the impact of current and future environmental, zoning and other governmental regulations affecting the Company’s properties; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; inaccuracies of the Company’s accounting estimates; unknown liabilities of acquired properties or liabilities caused by property managers or operators; material adverse actions or omissions by any joint venture partners; increases in operating costs and other expenses; uninsured losses or losses in excess of the Company’s insurance coverage; the impact of outstanding and/or potential litigation; risks associated with the Company’s tax structuring; failure to qualify for and maintain the Company’s REIT qualification; and the Company’s inability to protect its intellectual property and the value of its brand.

For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s quarterly reports on Form 10-Q, and the Company’s annual report on Form 10-K, copies of which may be obtained from the Company’s website at www.cnlhealthcareproperties.com.

All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this cautionary note. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to, and expressly disclaims any obligation to, publicly release the results of any revisions to its forward-looking statements to reflect new information, changed assumptions, the occurrence of unanticipated subsequent events or circumstances, or changes to future operating results over time, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2014		CNL HEALTHCARE PROPERTIES, INC.
a Maryland Corporation

	By:	/s/ Joseph T. Johnson
Joseph T. Johnson
Chief Financial Officer, Senior Vice President and Treasurer